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                                                                    Exhibit 32.1


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                    AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

         In connection with the quarterly report on Form 10-Q of Metal Management, Inc. (the "Corporation") for the period ended September 30, 2006 (the "Report"), I, Daniel W. Dienst, the Chairman of the Board, Chief Executive Officer and President of the Corporation, and I, Robert C. Larry, Executive Vice President, Finance, Chief Financial Officer, Treasurer and Secretary of the Corporation, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) to my knowledge, the Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.



  /s/ Daniel W. Dienst
--------------------------------------------
Daniel W. Dienst
Chairman of the Board, Chief
Executive Officer and President
November 2, 2006

  /s/ Robert C. Larry
--------------------------------------------
Robert C. Larry
Executive Vice President, Finance, Chief
Financial Officer, Treasurer and Secretary
November 2, 2006

         A signed original of this written statement required by Section 906 has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.